RUDOLPH, LOOKING AHEAD Mike Plisinski

HIGHLIGHTS FROM 2014 2 MULTIPLE POR (PROCESS OF RECORD) WINS FOR WAFER LEVEL PACKAGING APPLICATIONS STRONG DEMAND FOR RUDOLPH FROM MOBILITY AND IoT DRIVEN CUSTOMERS SECOND OSAT SELECTS JETSTEP (REVENUE IN 2015), PIPELINE DOUBLES MOBILITY GROWTH FOUR QUARTERS OF GROWTH OPERATING INCOME IMPROVES BY 45%

GROWTH BASED ON VALUE, NOT PRICE 3 2014 REVENUE BY CUSTOMER MOBILITY RUDOLPH IMPROVES GROSS MARGIN 51% 53% COMPETITIVE GROSS MARGIN Compelling Value BALANCED CUSTOMER BASE IN MULTIPLE GROWTH MARKETS Packaging Frontend FPD 8% 6% 6% 6% 5% 5% 5% 5% 5% 4% 45% Top 10 Customers All Others (128)

DRIVES GROWT H 2015 MARKET FORECAST RUDOLPH POSITIONED TO CAPITALIZE ON GROWTH IN BACK-END 4 MOBILITY REDUCTION IN SIZE, HEIGHT, AND COST DRIVES GROWTH IN BACK-END FRONT-END AND BACK-END EQUIPMENT GROWTH FORECAST 2014E 2014E 2015F 2015F 8.9%* Source: VLSI Research, Jan. 2015, Yole Developpment, Nov. 2014, *Gartner, Dec. 2014 6.7%*

LONG-TERM GROWTH FORECASTED IN WLP SEGMENTS 5 BUMPING MOBILITY TSV FAN-OUT The WLP market represents the semiconductor industry’s greatest potential for significant growth – YOLE DEVELOPPMENT 17% CAGR 43.7% CAGR Source: Yole Developpment, Nov. 2014 11% CAGR

EXPANDED ADVANCED PACKAGING PORTFOLIO INCREASING OUR IMPORTANCE TO THE MARKET 6 INVESTMENTS 2010-2014 PRODUCTS OFFERED IN 2010 PRODUCTS OFFERED TODAY

7 19% 12% 9% 6% 5% TOP 5 OSATs REPRESENT 51% OF OSAT MARKET EXTENDING LEADERSHIP IN WAFER-LEVEL PACKAGING WON TOOL OF RECORD IN 4 OF THE TOP 5 OSATS, PLUS 7 OTHERS Source: OSAT revenue, Gartner market share analysis: semiconductor packaging and test services, worldwide, Apr. 2014

PRODUCT AND DEVICE INNOVATION DRIVE EXPANSION FOR MANUFACTURERS OF… 8 Source: Stanford, Sep. 2014 Wireless connectivity! Progression of Connected Devices What Is Common? Source: Cicso

EXPANDING PRESENCE IN WIRELESS DEVICE MANUFACTURING INCREASED INSTALL BASE BY 63% IN 2014 9 34% 23% 6% 7% 16% TOP 5 REPRESENT 86% OF TOTAL MARKET! Source: 2013 Market Share for RF filters, Mobile Experts, Aug. 2014

RUDOLPH TRANSFORMATION, PROVIDING “SOLUTIONS” NOT ONLY TOOLS… 10 SPECIFICATIONS WHY? Control!! Inspection TOOL SALE Resolve Customer’s High Value Problem Analyze SOLUTION SALE Improve Yield! Meet specification

RUDOLPH TRANSFORMATION, ENABLING PROCESS NOT ONLY CONTROLLING IT Print Inspect Plate Inspect Measure V Dicing Analyze JETSTEP LITHOGRAPHY ENABLES ADVANCES IN WLP  Critical to device manufacturing, not just control  Engage in definition of customer roadmaps  Interface at the “C-suite”  Value added services Dicing Inspection/Metrology Litho Plating Bonding Deposition Etch Coating Other 11 2013 WLP Equipment $972M JETSTEP INCREASES RUDOLPH TAM by ~$155M 16% 12% Source: Yole, Nov. 2014

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EXPANDING SAM, MAINTAINS BALANCE FASTEST EXPANSION FROM AP LITHOGRAPHY AND WLP PROCESS CONTROL Source: Gartner & Management estimates 13 SAM $569M SAM $931M 2013 2017

LEVERAGE IN OPERATING MODEL IS SIGNIFICANT CURRENT INVESTMENTS IN R&D AND MANUFACTURING 14

KEY TAKEAWAYS 15 EXPANDING LEADERSHIP IN GROWTH MARKETS Wafer-level Packaging Mobility and loT INCREASING OUR IMPORTANCE WITH CUSTOMERS Enabling Process High Value Solutions LEVERAGE IN RUDOLPH’s FINANCIAL MODEL NEW LEADERSHIP TEAM WITH EXPERIENCE, VISION AND PASSION TO DRIVE GROWTH